Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended December 31, 2004, Putnam Management
has assumed the following amounts of legal, shareholder servicing and communication, audit and Trustee fees incurred by each fund in connection with certain legal and regulatory matters.

Putnam VT American Government
Income Fund
$12,765

Putnam VT Capital Appreciation
Fund
3,447

Putnam VT Capital Opportunities
Fund
796

Putnam VT Discovery Growth Fund
4,132

Putnam VT Diversified Income
Fund
25,877

Putnam VT Equity Income Fund
4,082

Putnam VT The George Putnam
Fund of Boston
29,206

Putnam VT Global Asset
Allocation Fund
19,947

Putnam VT Global Equity Fund
39,422

Putnam VT Growth and Income
Fund
199,811

Putnam VT Growth Opportunities
Fund
6,722

Putnam VT Health Sciences Fund
18,741

Putnam VT High Yield Fund
31,489

Putnam VT Income Fund
39,574

Putnam VT International Equity
Fund
39,162

Putnam VT International Growth
and Income Fund
16,313

Putnam VT International New
Opportunities Fund
13,353

Putnam VT Investors Fund
31,501

Putnam VT Mid Cap Value Fund
2,888

Putnam VT Money Market Fund
17,877

Putnam VT New Opportunities
Fund
82,982

Putnam VT New Value Fund
26,308

Putnam VT OTC & Emerging Growth
Fund
10,993

Putnam VT Research Fund
14,486

Putnam VT Small Cap Value Fund
25,901

Putnam VT Utilities Growth and
Income Fund
20,900

Putnam VT Vista Fund
25,204

Putnam VT Voyager Fund
137,266